UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025 (December 15, 2025)

MSD INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01481	87-4195402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Madison Ave., 20th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212-303-4728

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

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Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

On December 15, 2025, MSD Investment Corp. (the “Company”) redeemed, in full, all of the issued and outstanding shares of its 12.0% Series A Cumulative Non-Voting Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). In connection with the redemption of the Series A Preferred Stock, on December 15, 2025, the Company filed Articles of Amendment (the “Articles of Amendment”) to amend Article V, Section 1 of the Company’s Articles of Incorporation (the “Charter”) to eliminate the Series A Preferred Stock, including all of the rights, preferences, privileges and other matters set forth in the Articles Supplementary to the Charter relating to the Series A Preferred Stock (the “Articles Supplementary”). The Articles of Amendment became immediately effective upon acceptance for record by the State Department of Assessments and Taxation of Maryland. In connection with the filing of the Articles of Amendment, the 250 shares that were designated as Series A Preferred Stock were eliminated and the Company’s total authorized stock was reduced from 200,000,250 shares to 200,000,000 shares, all of which are classified as common stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Amendment of MSD Investment Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSD Investment Corp.

Dated: December 16, 2025	By:	/s/ Brian Williams
		Name:	Brian Williams
		Title:	Chief Financial Officer and Treasurer

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